EXHIBIT 10.11 90 2022 TIME BASED RESTRICTED STOCK UNIT AGREEMENT Company: Simpson Manufacturing Co., Inc. Recipient: The recipient’s name (the “Recipient”) is set forth on the Recipient’s online award acceptance page on Fidelity Stock Plan Services LLC website (the “Acceptance Page”) at https://www.netbenefits.com, which is incorporated by reference to this Agreement. The Number of Shares of Common Stock Subject to RSUs Granted Hereunder (the “RSU Shares”): The aggregate number of shares of Common Stock as stated on the Acceptance Page. The Effective Date of the Award (the “Award Date”): A date in 2022 as determined by the Committee in its absolute discretion and as set forth on the Acceptance Page. The Date the RSU Shares Start To Vest (the “Vesting Start Date”): A date subsequent to the Award Date as determined by the Committee in its absolute discretion and as set forth on the Acceptance Page. Vesting Schedule (the “Vesting Schedule”): One fourth of the RSU Shares will vest on each of the first, second, third, and fourth anniversaries of the Vesting Start Date; provided, however, that if any of such dates falls on a weekend or federal holiday, the applicable portion of the RSU Shares shall vest on the immediately following business day.1 Vesting Period (the “Vesting Period”): A period beginning on the Vesting Start Date, and ending on the fourth anniversary of the Vesting Start Date; provided, however, that if such anniversary date falls on a weekend or federal holiday, such period shall end on the immediately following business day.2 This TIME BASED RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made as of the Award Date stated on the Acceptance Page by and between Simpson Manufacturing Co., Inc., a Delaware corporation (the “Company”), and the Recipient named on the Acceptance Page, with reference to the following facts: Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to such terms in the amended and restated Simpson Manufacturing Co., Inc. 2011 Incentive Plan effective on April 21, 2015 (as amended from time to time, the “Plan”). The Board has delegated to the Committee all authority to administer the Plan. The Committee has determined to grant to the Recipient, under the Plan, time-based Restricted Stock Units (the “RSUs”) with respect to the RSU Shares stated on the Acceptance Page. To evidence the RSUs and to set forth the terms and conditions thereof, the Company and the Recipient agree as follows: 1 For example, if the Vesting Start Date is determined by the Committee to be February 15, 2022, then 1/4 of the RSU Shares will vest on each of (i) February 15, 2023, (ii) February 15, 2024, (iii) February 18, 2025 (because February 15, 2025 falls on a Saturday, the immediately following business day is February 18, 2025 and (iv) February 18, 2026 (because February 15, 2025 falls on a Sunday, the immediately following business day is February 18, 2026), and the Vesting Period will be from February 15, 2023 to February 18, 2026. 2 See footnote 1, supra.

EXHIBIT 10.11 91 1. Confirmation of Grant. (a) The Company grants the RSUs to the Recipient and the Recipient agrees to accept the RSUs and participate in the Plan, effective as of the Award Date. As a condition of the grant, this Agreement and the RSUs shall be governed by the terms and conditions of the Plan and shall be subject to all applicable policies and guidelines of the Company, including the Company’s compensation recovery policy, stock ownership, and hedging, pledging and trading policies. (b) The RSUs shall be reflected in a bookkeeping account maintained by the Company through the date on which the RSUs become fully vested pursuant to section 2 or are forfeited pursuant to section 3. If and when the RSUs become fully vested pursuant to section 2, and on the satisfaction of all other conditions applicable to the RSUs, the RSUs not forfeited pursuant to section 3 shall be settled in the number of shares of Common Stock as provided in section 1(d) and otherwise in accordance with the Plan. (c) The Company’s obligations under this Agreement shall be unfunded and unsecured. No special or separate fund shall be established therefor and no other segregation of assets shall be required or made with respect thereto. The rights of the Recipient under this Agreement shall be no greater than those of a general unsecured creditor of the Company. (d) Except as otherwise provided in this Agreement and the Plan, the RSUs shall be settled by the issuance and delivery of the Vested Shares, or as provided in this Section 1(d), by cash (as determined by the Committee in its sole discretion), within sixty days after the RSUs have vested pursuant to section 2 subject to satisfaction of any other terms and conditions applicable to the RSUs; provided, however, that to the extent the Committee determines that any of the RSUs are subject to Code section 409A, to the extent necessary to comply with Code section 409A, no distribution or payment of any amount under such RSUs shall be made until the earliest of the date (i) set for such RSUs to vest according to the Vesting Schedule (a time or fixed schedule specified for the purpose of Code section 409A), (ii) of the Recipient’s “separation from service” (as defined in Code section 409A), (iii) of the Recipient’s death, or (iv) when the Recipient becomes “disabled” (as defined in Code section 409A); and further provided that, the number of the Vested Shares issued or delivered (or for which a cash payment is made) to the Recipient in any calendar year, together with the number of shares of Common Stock issued or delivered (or for which a cash payment is made) to the Recipient in the same calendar year under any other RSU Awards, shall not exceed the annual maximum aggregate number of shares of Common Stock issuable or deliverable under RSU Awards as set forth in the Plan that is effective at the time of the issuance or delivery of (or making a cash payment for) the Vested Shares. Notwithstanding the foregoing, to the extent the Committee determines that any of the RSUs are subject to Code section 409A and the Recipient is a Specified Employee 3 on the date of his or her “separation from service” (as defined in Code section 409A), to the extent necessary to comply with Code section 409A, no distribution or payment of any amount under such RSUs that is otherwise payable pursuant to this Section 1(d) upon a separation from service shall be made before the date that is six months after the date of the Recipient’s separation from service. In settling the RSUs pursuant to the foregoing, the Company (or its acquirer or successor) shall have the option (as determined by the Committee in its sole discretion) to make or provide for a cash payment to the Recipient, in exchange for the 3 The determination of whether the Recipient is a Specified Employee will be made annually by the Committee or its delegate pursuant to Code section 409A for the 12-month period ending every December 31st (the “Specified Employee Identification Date”). The Committee’s determination shall be final and binding on the Recipient. If the Recipient was determined by the Committee as a Specified Employee at any time during such 12-month period ending on the Specified Employee Identification Date, he or she shall be considered a Specified Employee for the 12-month period commencing on the February 1st immediately following the Specified Employee Identification Date (i.e., from February 1st to the following January 31st), even if he or she is no longer employed or engaged by the Company on or after the Specified Employee Identification Date. For the purposes of this section 1(d), a “Specified Employee” shall mean: • the Recipient owns 5% or more of all outstanding Common Stock; • the Recipient owns 1% or more of all outstanding Common Stock and has an annual compensation of more than $150,000; and/or • the Recipient is among the top 50 most highly-compensated officers of the Company and the Subsidiaries forming a controlled group of corporations within the meaning of Code section 1563(a) (based on total W-2 compensation plus elective 401(k) plan deferrals) and has an annual compensation exceeding the indexed dollar limit then in effect pursuant to Treas. Reg. § 1.409A-1(i) promulgated under Code (which is $185,000 for 2021).

EXHIBIT 10.11 92 cancellation of the vested RSUs (or any portion thereof), in an amount equal to the product of (A) the number of the Vested Shares under the cancelled RSUs and (B) the average closing price of a share of Common Stock of the period ending on the date the RSUs (or the portion thereof) become vested and starting sixty days prior to that date. Anything herein to the contrary notwithstanding, this Agreement does not create an obligation on the part of the Company to adopt any policy or procedure, agree to any amendment hereto, make any arrangement, or take any other action, to comply with Code section 409A. The Recipient agrees and acknowledges that the Company makes no representations that this Agreement, including the grant, vesting and/or delivery of the RSU Shares (and/or cash), does not violate Code section 409A, and the Company shall have no liability whatsoever to the Recipient if he or she is subject to any taxes or penalties under Code section 409A. 2. Vesting. Subject to the terms and conditions of this Agreement and the Plan and unless otherwise forfeited pursuant to section 3, the RSUs shall vest (that is, the Restricted Period with respect thereto shall terminate) pursuant to the Vesting Schedule; provided, however, that the unvested RSUs shall vest pro-rata based on the length of service from the Vesting Start Date to, (a) immediately preceding the effective date of the Recipient’s Retirement as determined by the Committee in relation to the RSUs4: either (A) after reaching age 70 or (B) after reaching age 55 and having been employed or engaged by the Company or any Subsidiary for 15 years (provided that, if the Recipient retires after reaching age 56, for each year after age 55, the Recipient may work one year less for the Company or any Subsidiary, as applicable, and still be qualified for Retirement under this sub-section (B)5), (b) immediately preceding the Recipient’s death or the effective date of the Recipient’s Disability, or (c) immediately preceding the effective date of the termination of the Recipient’s employment or engagement with the Company or any Subsidiary by the Company or Subsidiary (which, whenever used in this Agreement, includes any such entity’s successor) without Cause,6 or by the Recipient for a Good Reason,7 in either case only in connection with or within 24 months following a Sale Event.8 The Recipient explicitly acknowledges and agrees that the granting or vesting of the RSUs as well as 4 For example, if the Vesting Start Date is February 15, 2022 and the effective date of the Recipient’s Retirement is August 15, 2022, the Recipient will receive a pro-rata vesting of shares equivalent to 12.52% rounded down to the nearest whole share. 5 For example, if the Recipient retires at age 60 during the Vesting Period, he or she only needs to have worked for the Company or the applicable Subsidiary for 10 years to be qualified for Retirement and receive the RSU Shares; and for example, if the Recipient retires at age 65 during the Vesting Period, he or she only needs to have worked for the Company or the applicable Subsidiary for 5 years to be qualified for Retirement and receive the RSU Shares. 6 “Cause” means, in addition to any cause for termination as provided in any other applicable written agreement between the Company, the applicable Subsidiary, or the acquirer or successor of the Company or Subsidiary, and the Recipient, (i) conviction of any felony, (ii) any material breach or violation by the Recipient of any agreement to which the Recipient and the Company or the Subsidiary that employs or engages the Recipient are parties or of any published policy or guideline of the Company, (iii) any act (other than retirement or other termination of employment or engagement) or omission to act by the Recipient which may have a material and adverse effect on the business of the Company or Subsidiary or on the Recipient’s ability to perform services for the Company or Subsidiary, including habitual insobriety or substance abuse or the commission of any crime, gross negligence, fraud or dishonesty with regard to the Company or Subsidiary, or (iv) any material misconduct or neglect of duties and responsibilities by the Recipient in connection with the business or affairs of the Company or Subsidiary; provided, however, that the Recipient first shall have received written notice, which shall specifically identify what the Company or Subsidiary believes constitutes Cause, and if the breach, act, omission, misconduct or neglect is capable of being cured, the Recipient shall have failed to cure after 15 days following such notice. 7 A “Good Reason” means the occurrence of any of the following events: (i) a material adverse change in the functions, duties or responsibilities of the Recipient’s position (other than a termination by the Company or Subsidiary) which would meaningfully reduce the level, importance or scope of such position (provided that, a change in the person, position and/or department to whom the Recipient is required to report shall not by itself constitute a material adverse change in the Recipient’s position), (ii) the relocation of the Company or Subsidiary office at which the Recipient is principally located immediately prior to a Sale Event (the “Original Office”) to a new location outside of the metropolitan area of the Original Office or the failure to place the Recipient’s own office in the Original Office (or at the office to which such office is relocated which is within the metropolitan area of the Original Office), or (iii) a material reduction in the Recipient’s base salary and incentive compensation opportunity as in effect immediately prior to a Sale Event; provided, however, that, within 90 days of the incident that provides the basis for a Good Reason termination, the Recipient shall have provided the Company or Subsidiary a written notice specifically identifying what the Recipient believes constitutes a Good Reason, and the Company or Subsidiary shall have failed to cure the adverse change, relocation or compensation reduction after 30 days following such notice. 8 A “Sale Event” shall mean (i) the sale or other disposition of all or substantially all of the assets of the Company or the Subsidiary that employs or engages the Recipient, including a majority or more of all outstanding stock of the Subsidiary, on a consolidated basis to one or more unrelated persons or entities, (ii) a Change in Control, or (iii) the sale or other transfer of outstanding Common Stock to one or more unrelated persons or entities (including by way of a merger, reorganization or consolidation in which the

EXHIBIT 10.11 93 the Recipient’s holding of the RSU Shares shall be subject to all applicable policies and guidelines of the Company, including the Company’s compensation recovery, stock ownership, and hedging, pledging and trading policies. 3. Forfeiture. Anything herein to the contrary notwithstanding, (a) all RSUs that are not vested in accordance with section 2 shall terminate immediately and be forfeited in their entirety if and at such time as (i) the Recipient ceases to be an Employee, Outside Director or Consultant, as the case may be, or (ii) 24 months have passed immediately following a Sale Event (provided that, in the event the surviving or acquiring entity or the new entity resulting from a Sale Event substitutes a similar equity award for the RSUs, such award will continue in accordance with its own terms and conditions), and (b) all RSUs, to the extent not theretofore settled in accordance with section 1(d), shall terminate immediately and be forfeited in their entirety when and as provided in section 13(I) of the Plan. 4. Tax Withholding. Pursuant to section 10 of the Plan, the Company may require the Recipient to enter into an arrangement providing for the payment in cash, Common Stock or otherwise by the Recipient to the Company of any tax withholding obligation of the Company arising by reason of (a) the granting or vesting of the RSUs, (b) the lapse of any substantial risk of forfeiture to which the RSUs or the Vested Shares are subject, or (c) the disposition of the RSUs or the Vested Shares, to the extent such arrangement does not cause a loss of the Section 16(b) exemption pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. 5. Representations and Warranties of the Company. The Company represents and warrants to the Recipient that the Vested Shares, when issued and delivered on the vesting of the RSUs in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable. 6. Recipient Representations. The Recipient represents and warrants to the Company that the Recipient has received and read this Agreement and the Plan, that the Recipient has consulted with the Recipient’s own legal, financial and other advisers regarding this Agreement and the Plan to the extent that the Recipient considered necessary or appropriate, that the Recipient fully understands and accepts all of the terms and conditions of this Agreement and the Plan, and that the Recipient is relying solely on the Recipient’s own advisers with respect to the tax consequences of this Agreement and the RSUs. 7. Change in Control. Notwithstanding section 9 of the Plan, a Change in Control shall be treated as a Sale Event with respect to the RSUs granted hereunder. 8. Adjustments to Reflect Capital Changes. Subject to and except as otherwise provided in section 9 of the Plan, the number and kind of shares subject to the RSUs shall be appropriately adjusted, as the Committee may determine pursuant to section 11 of the Plan, to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common stockholders other than normal cash dividends. 9. No Rights as Stockholder. Neither the granting or vesting of the RSUs nor the issuance or delivery of the Vested Shares shall entitle the Recipient, as such, or any of the Recipient’s Beneficiaries or Personal Representative, to any rights of a stockholder of the Company, unless and until the Vested Shares are registered on the Company’s records in the name or names of the Recipient or the Recipient’s Beneficiaries or Personal Representative, as the case may be, and then only with respect to such Vested Shares so registered. 10. No Right to Continued Employment. Nothing in this Agreement shall confer on the Recipient any right to continue in the employment of, or service to, the Company or any Subsidiary or limit, interfere with or otherwise affect in any way the right of the Company or any Subsidiary to terminate the Recipient’s employment or service at any time. If the Award of the RSUs is in connection with the Recipient’s performance of services as a outstanding Common Stock are converted into or exchanged for securities of the successor entity) where the stockholders of the Company, immediately prior to such sale or other transfer, would not, immediately after such sale or transfer, beneficially own shares representing in the aggregate more than 50 percent of the voting shares of the acquirer or surviving entity (or its ultimate parent corporation, if any). For the purpose of sub-section (iii) of this definition, only voting shares of the acquirer or surviving entity (or its ultimate parent, if any) received by stockholders of the Company in exchange for Common Stock shall be counted, and any voting shares of the acquirer or surviving entity (or its ultimate parent, if any) already owned by stockholders of the Company prior to the transaction shall be disregarded.

EXHIBIT 10.11 94 Consultant or Outside Director, references to employment, employee and similar terms shall be deemed to include the performance of services as a Consultant or an Outside Director, as the case may be; provided that no rights as an Employee shall arise by reason of the use of such terms. 11. Regulatory Compliance. Notwithstanding anything herein to the contrary, the issuance and delivery of the Vested Shares shall in all events be subject to and governed by section 13(C) of the Plan. 12. Notices. Any notice, consent, demand or other communication to be given under or in connection with this Agreement shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three days after being mailed by first class mail, charges or postage prepaid, properly addressed, if to the Company, at its principal office in California, and, if to the Recipient, at the Recipient’s address on the Company’s records. Either party may change such party’s address or facsimile number from time to time by notice hereunder to the other. 13. Entire Agreement. This Agreement and the Plan together contain the entire agreement of the parties and supersede all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether written or oral, between the parties, regarding the RSUs. The Recipient specifically acknowledges and agrees that all descriptions of the RSUs in any prior letters, memoranda or other documents provided to him or her by the Company or any Subsidiary are hereby replaced and superseded in their entirety by this Agreement and shall be of no further force or effect. To the extent there is any inconsistency between the descriptions of any such documents and the terms of this Agreement, the terms of this Agreement shall prevail. 14. Amendment. This Agreement may be amended, modified or supplemented only by a written instrument signed by the Recipient and the Company. 15. Assignment. The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of this Agreement, any of the RSUs or any other rights hereunder, and shall not delegate any duties hereunder, except only as may be permitted pursuant to section 13(B) of the Plan, and any such action or transaction that may otherwise be attempted or purported by the Recipient shall be void and of no effect; provided, however, that this section 15 does not restrict the sale, assignment, transfer, pledging, hypothecation or other encumbrance or disposal of Vested Shares. 16. Successors. Subject to section 15, this Agreement shall bind and inure to the benefit of the Company and the Recipient and their respective successors, assigns, heirs, legatees, devisees, executors, administrators and legal representatives. Nothing in this Agreement, express or implied, is intended to confer on any other Person any right or benefit in or under this Agreement or the Plan. 17. Separate Payments. All amounts payable in connection with the RSUs hereunder or any other Awards granted under the Plan shall be treated as separate payments for the purposes of Code section 409A. 18. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware. 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. 20. Order of Precedence and Construction. This Agreement and the RSUs are subject to all provisions of the Plan (a copy of which is attached hereto as Exhibit B), including the Restricted Stock Unit provisions of section 6 thereof, and are further subject to all interpretations and amendments thereto that may from time to time be adopted pursuant to the Plan. In the event of any inconsistency between any provision of this Agreement and any provision of the Plan, the provision of the Plan shall govern. The headings of sections herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction or interpretation of any provision hereof. Whenever the context requires, the use in this Agreement of the singular number shall be deemed to include the plural and vice versa, and each gender shall be deemed to include each other gender. References herein to sections refer to

EXHIBIT 10.11 95 sections of this Agreement, except as otherwise stated. The meaning of general words is not limited by specific examples introduced by “includes”, “including”, “for example”, “such as” or similar expressions, which shall be deemed to be followed by the phrase “without limitation”. 21. Further Assurances. The Recipient agrees to do and perform all acts and execute and deliver all additional documents, instruments and agreements as the Company or the Committee may reasonably request in connection with this Agreement. 22. Data Privacy. Recipient hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Recipient’s personal data as described in this Agreement by and among, as applicable, Recipient’s employer, the Company, and any Subsidiary for the exclusive purposes of implementing, administering, and managing Recipient’s participation in the Plan. Recipient understands that the Company and the employing Subsidiary may hold certain personal information about Recipient, including, but not limited to, Recipient’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, and any shares of stock or directorships held in the Company or any Subsidiary, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Recipient’s favor (“Personal Data”). Recipient understands that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these entities may be located in Recipient’s country, or elsewhere, and that the third parties’ country may have different data privacy laws and protections than Recipient’s country. Recipient understands that he or she may request a list with the names and addresses of any potential third parties in receipt of the Personal Data by contacting the Company’s Equity Plans Administrator. Recipient authorizes the third parties to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing Recipient’s participation in the Plan, including any requisite transfer of such Personal Data as may be required to a broker or other third party with whom Recipient may elect to deposit any Vested Shares received upon vest of the RSUs. Recipient understands that Personal Data will be held as long as is necessary to administer and manage Recipient’s participation in the Plan. Recipient understands that he or she may, at any time, view Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing the Company’s Equity Plans Administrator. Recipient understands that refusal or withdrawal of consent may affect Recipient’s ability to realize benefits from the RSUs. For more information on the consequences of Recipient’s refusal to consent or withdrawal of consent, Recipient understands that he or she may contact the Company’s Equity Plans Administrator. 23. Electronic Delivery. The Company may, in its sole discretion, decide (a) to deliver or effect by electronic means any documents or communications related to the RSUs granted under the Plan, Recipient’s participation in the Plan, or future Awards that may be granted under the Plan or (b) to request by electronic means Recipient’s consent to participate in the Plan and other communications related to the RSUs or the Plan. Recipient hereby consents to receive such documents and communications by electronic delivery and, if requested, to agree to participate in the Plan and deliver or effect such other communications through an on-line or electronic system established and maintained by the Company or any third party designated by the Company. [Signature Page Follows]

EXHIBIT 10.11 96 IN WITNESS WHEREOF, this Restricted Stock Unit Agreement has been duly executed by or on behalf of the Company and the Recipient as of the Award Date. COMPANY: SIMPSON MANUFACTURING CO., INC. By ___________________________________ Authorized Signatory for the Compensation and Leadership Development Committee of the Board of Directors ACCEPTANCE OF AGREEMENT: Through the electronic submission of his or her consent to this Restricted Stock Unit Agreement in accordance with the instructions on Fidelity Stock Plan Services’ NetBenefits website, the Recipient hereby confirms, ratifies, approves and accepts all of the terms and conditions of this Restricted Stock Unit Agreement.